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                                                                   EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report, dated April 2, 1997, accompanying the consolidated financial statements of Iatros Health Network, Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                          /s/ Asher & Company, Ltd.

                                          ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
November 11, 1997